                                                                    Exhibit 23.4

                         CONSENT OF WILLIAM F. ANDREWS

        The undersigned, William F. Andrews, hereby consents to being named as having been nominated and agreed to serve as a director of Trex Company, Inc. in the Registration Statement on Form S-1 (Registration Statement No. 333-63287) of Trex Company, Inc. The undersigned also consents to the references to the undersigned under the caption "Management" in the Prospectus included in such Registration Statement.



Dated: February 23, 1999                        /s/ William F. Andrews
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                                                        (signature)